EXHIBIT 23(A)
                                                                   -------------






                              ACCOUNTANTS' CONSENT


The Board of Directors
Spire Corporation:


       We consent to incorporation by reference in the registration statement on Form S-8 of Spire Corporation and subsidiaries of our report dated March 20, 2003, relating to the consolidated balance sheets of Spire Corporation as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-KSB of Spire Corporation.

KPMG LLP

Boston, Massachusetts
March 20, 2003